MASTER LEASE AGREEMENT

                                                       Lease Number R2529


THIS MASTER LEASE AGREEMENT dated as of APRIL 13 , 1993, is between CRA, Inc. (herein called "Lessor"), having its principal place of business at 11011 North 23rd Avenue, Phoenix, Arizona 85029, and INTERNATIONAL LEISURE ENTERPRISES (herein called "Lessee"), having its business at 4745 NORTH 7TH STREET, SUITE 222, PHOENIX, ARIZONA 85014

IN CONSIDERATION of the mutual agreements set forth hereinafter and the payment of rent as provided for herein, the parties agree as follows:

1. PROPERTY LEASED. Lessor, by the acceptance at its principal place of business of an Equipment Schedule executed by Lessee and incorporating the terms and conditions of this Master Lease Agreement, as amended from time to time, agrees to lease to Lessee, and Lessee thereby agrees to lease from Lessor, all of the tangible personal property listed in each Equipment Schedule (in the form attached hereto as Exhibit A; executed by Lessor and Lessee from time to time. Such tangible personal property, together with (i) any replacements, parts, repairs, additions, attachments and accessories incorporated herein, and (ii) all cables and other such items not specifically listed in the Equipment Schedule which are required for installation, is referred to herein as the "Equipment" and each individual component thereof is referred to as an "Item of Equipment." The Equipment is leased for business purposes only and not for consumer, personal, household or family purposes.

This is a Master Lease Agreement executed exclusively for the purpose of setting forth terms and conditions which the parties may incorporate by reference into an Equipment Schedule. Neither Lessor nor Lessee shall have any obligation solely by execution of this Master Lease Agreement, and all obligations shall arise under an Equipment Schedule executed and delivered by Lessor and Lessee which refers to this Master Lease Agreement and incorporates some or all of its terms and conditions. The term "Lease" as used hereinafter shall refer to an Individual Equipment Schedule. An Equipment Schedule may contain additional and/or different terms and conditions and, in the event of a conflict between this Master Lease Agreement and an Equipment Schedule, the Equipment Schedule shall control. Each Equipment Schedule (together with the terms and conditions of this Master Lease Agreement, to the extent incorporated therein) shall constitute a separate and distinct purchase money lease.

2. TERM, RENTAL AND NOTICES. This Master Lease Agreement shall be effective when signed by both parties and shall continue thereafter so long as any obligations under any Equipment Schedule incorporating the terms of this Master Lease Agreement remains in effect. Any obligations hereunder outstanding as of the end of the term, or which arise hereunder after the end of such term of any Equipment Schedule, shall survive termination.

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Lessee agrees to pay all Rental  Payments as set forth in this  Section.  Rental
Payments for each Equipment Schedule shall begin on the Initial Rental Date (as defined in each Equipment Schedule) prorated on a 30 day basis for a partial month and shall continue for the lease term. The lease term for each Equipment
Schedule is defined as the Commencement Period plus the Initial Term identified in the Equipment Schedule. The Commencement Period is the period from the Initial Rental Date to the Commencement Date. The Commencement Date shall be the first day of the first month following the month in which the Initial Rental Date occurs or the Initial Rental Date if such date is the first day of the month. The lease term shall automatically continue through the end of the calendar month (at the Rental Payment in effect at the end of the Initial Term) until such date which is the later of (x) the last day of the Initial Term or
(y) 180 days after receipt by Lessor of Lessee's written notice of termination of the Lease. Any such notice of termination by Lessee may not thereafter be rescinded without the written consent of the Lessor. Advance rentals paid by Lessee shall not be refundable to Lessee but, rather, shall be retained by the Lessor as liquidated damages in the event the lease term of the Equipment Schedule does not commence through no fault of Lessor's. All Rental Payments shall be payable in advance on the Initial Rental Date and on the first day of each calendar month thereafter during the term of the Lease, and sent to the address of Lessor specified above or to such other address as Lessor may designate. Notices required hereunder shall be given by certified mail addressed to each party at the address and/or addresses of such party specified above, with the right of either party to change, by notice to the other, its address for the foregoing purposes. Notices and Rental Payments shall be effective upon receipt. In the event that any Rental Payments shall not have been paid when due and payable, Lessee agrees to pay a late payment charge equal to the lesser of either (i) the greater of $20.00 or six percent (6%) of the payment, or (ii) the maximum amount permitted by law.

3. TITLE. As between Lessor and Lessee, Lessor shall and hereby does retain full legal title to the Equipment, notwithstanding the delivery thereof to and the possession and use thereof by Lessee. Lessee shall have no right, title or interest in the Equipment except as a lessee, as expressly set forth herein. All documents of title and evidences of delivery shall be delivered to Lessor. Lessee will not change or remove any insignia or lettering which is on the Equipment at the time of delivery thereof or which is thereafter placed thereon indicating Lessor's ownership thereof, and at any time during the lease term, upon request of Lessor, will affix to the Equipment, in a prominent place, labels, plates or other markings supplied by Lessor stating that the Equipment is owned by Lessor and/or has been assigned by Lessor to a secured party. Lessor is hereby authorized by Lessee to cause any lease o any statement or other instrument in respect of any lease showing the interest of Lessor in the Equipment to be filed or recorded and refiled and rerecorded, at Lessee's expense, and Lessee agrees to execute and deliver any statement or instrument requested by Lessor for such purpose. Lessor may file or record such statements and instruments without Lessee's signature where permitted by law. Lessee shall at its expense protect and defend Lessor's title against all persons claiming against or through Lessee, at all times keeping the Equipment, any lease and the Lessor's right, title and interests therein free from any legal process or encumbrance whatsoever, including but not limited to liens, attachments, levies and executions (other than encumbrances created by or through Lessor), and shall give Lessor immediate written notice of any encumbrances that exist in violation of this agreement, and shall indemnify Lessor from any loss caused thereby.

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4. PURCHASE, DELIVERY AND ACCEPTANCE. Lessee has requested Lessor to provide the
Equipment from a supplier chosen or approved by Lessee (herein called the "Seller"), and to arrange for delivery, at Lessee's expense. Delivery shall be deemed complete upon arrival at Lessee's premises or when received by Lessee's agent or by any carrier consigned for shipment to Lessee or any agent of Lessee, whichever shall be earlier. Lessee shall arrange for and pay all costs and expenses of installation of the Equipment. Upon acceptance of any Equipment (evidenced conclusively by Lessee's execution of an Acceptance Letter in the form attached hereto as Exhibit B), the Lessee waives any right to revoke such acceptance, and waives any security interest in such Equipment, whether such right or security interests is conferred by statute or otherwise. In the event the Lessee desires to exercise any rights under a supplier contract to reject any Equipment, whether prior to or after acceptance thereof, the Lessee shall have no right to sell, to storage charges for, or to any reduction of rental with respect to, such Equipment.

5. NO WARRANTIES AND LIMITATION OF LIABILITY. LESSOR, NOT BEING THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT, HEREBY EXPRESSLY DISCLAIMS AND MAKES NO EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO: THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE; THE DESIGN OR
CONDITION OF THE EQUIPMENT; THE QUALITY OR CAPACITY OF THE EQUIPMENT; THE WORKMANSHIP IN THE EQUIPMENT; COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; PATENT OR OTHER INFRINGEMENT; OR LATENT DEFECTS. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY LESSEE THAT LESSOR HEREBY LEASES THE EQUIPMENT "AS IS" EXCEPT THAT LESSOR WARRANTS THAT IT WILL HAVE OR ACQUIRE TITLE TO OR THE RIGHT TO LEASE EACH ITEM OF EQUIPMENT UPON ACCEPTANCE THEREOF. NO REPRESENTATION AS TO THE EQUIPMENT OR ANY OTHER MATTER BY THE SELLER SHALL IN ANY WAY AFFECT LESSEE'S DUTY TO PERFORM ITS OBLIGATIONS AS SET FORTH IN THE LEASE. If the Equipment is not properly installed, does not operate as represented or warranted by the Seller, or is unsatisfactory for any reason, Lessee shall make any claim on account thereon solely against the Seller and shall, nevertheless, pay Lessor all rentals payable under the Lease without any setoff, counterclaim, recoupment, defense or other right which Lessee may have against the Seller of the Equipment or any other party. Lessor hereby assigns to Lessee, during the term of this Lease, solely for the purpose of making and prosecuting any such claim, all of the rights which Lessor has against the Seller for breach of warranty or other representation respecting the Equipment. Lessor shall have no responsibility for delay or failure of the Seller to fill the order for the Equipment. LESSOR SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

 6. TAXES.
Lessee shall pay, upon receipt of invoices, any taxes, however designated, levied or based on the Rental Payments hereunder or on this Lease or on the Equipment or its use, including sales, use, and personal property taxes, state and local privilege or excise taxes,

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based on gross revenue, and any taxes on amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, exclusive, however, of taxes based on net income of Lessor.

7. CARE AND USE OF EQUIPMENT. Lessee shall at its own expense enter into and maintain in force a maintenance agreement with the manufacturer of the Equipment or other maintenance company approved in writing by Lessor, covering a prime shift maintenance contract for each Item of Equipment, effective upon installation of the Equipment, and shall keep the Equipment in as good repair, condition and working order as when delivered to Lessee hereunder, reasonable wear and tear from the proper use thereof alone excepted. Lessee shall provide the required suitable electric current to operate the Equipment and a suitable place of installation with all facilities as specified in the manufacturer's installation manual and meeting at all times the minimum standard of the
National Board of Power Underwriters for the protection of the electronic computer systems as recommended by the national Power Protection Association. Lessee shall not make any modification, alteration, or addition to the Equipment (other than normal operating accessories or controls) without the written consent of Lessor, which shall not be unreasonably withheld; shall not so affix the Equipment to realty so as to change its nature to a fixture or real property and agrees that the Equipment shall remain personal property at all times regardless of how attached or installed; and shall keep the Equipment at the location shown on the Equipment Schedule, and shall not remove the Equipment therefrom, without the prior written consent of lessor, which shall not be unreasonably withheld if the place of relocation is in one of the continental United States. All modification, repairs, alterations, additions, operating accessories and controls shall be deemed incorporated in the Equipment, shall become the property of Lessor and shall be made at the sole cost and expense of Lessee. Expenses of repair shall include labor, materials, parts and similar items. Lessor shall have the right, during normal business hours, subject to applicable laws and regulations, to enter upon the premises where the Equipment is located in order to inspect, observe or remove the same, or otherwise protect Lessor's interest, and Lessee shall cooperate in affording Lessor the opportunity to do so.

Upon Lease expiration, Lessee shall return the Equipment to the location described in Section 16 hereof in the condition described above and so as to be acceptable and eligible for a continued or renewed maintenance agreement with the manufacturer. Lessee shall be solely responsible for payment of all charges incurred in bringing the Equipment to the condition required by the manufacturer for issuance of a continued or renewed maintenance agreement including, but not limited to, repairs, product enhancements, field changes, engineering changes, and board upgrades. It is understood and agreed that in the event Lessor approves a maintenance agreement with a maintenance company other than the manufacturer, Lessee remains obligated to return the Equipment in such condition as to be acceptable and eligible for a continued or renewed maintenance agreement with the manufacturer and to deliver to Lessor a manufacturer's letter certifying such eligibility at the time of return.

8. INSURANCE. Lessee shall keep the equipment insured against all risks of loss or damage from every cause whatsoever, for the greater of (x) the full replacement value thereof, or (y) 125% of the present value at the Discount Rate specified in the Equipment Schedule of all rent through the end of the Initial Term, provided that the amount of such insurance shall be sufficient so that neither Lessor nor Lessee will be considered a coinsurer. Lessee also shall carry public liability insurance, both personal injury and property damage, covering the

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Equipment.  All such  insurance  shall be in form and amount and with  companies satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor (or to any Bank), and Lessor and its assigns shall be named as an additional insured with respect to all such property insurance. Lessee shall pay the premiums for such insurance and deliver to Lessor the policies of such insurance or duplicates thereof, or other evidences satisfactory to Lessor of the insurance coverage required hereunder. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (a) it will give Lessor 30 days prior written notice of the effective date of any alteration, modification or cancellation of or failure to renew such policy, and (b) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee with respect to such policy or policies. Lessee hereby irrevocably appoints Lessor as Lessee's attorneyinfact to make claim for, receive payment of and execute and endorse all documents, checks, or drafts received in payment for loss or damage to the Equipment under any such insurance policy. All insurance proceeds shall be applied in accordance with Section 13 herein.

9. INDEMNITY. Lessee shall and does hereby agree to indemnify, defend and hold Lessor harmless from any and all loss, damage and liability, including legal expenses and attorneys' fees, arising out of the ownership se ection, possession, leasing, renting, operation, control, use, maintenance, delivery and return of the Equipment, or its condition (including without limitation, latent or other defects and whether or not discoverable by Lessor or Lessee, any claim in tort for strict liability, and claim for patent, trademark or copyright infringement). Provided that Lessee is not then in Default hereunder, Lessee's obligations under this Section 9 shall be reduced by any amounts actually received by Lessor as the proceeds of any liability insurance procured by Lessee.

10. TAX INDEMNITY. This Lease is entered into on the basis that Lessor shall be the owner of the Equipment for federal and state income tax purposes and entitled to such deductions, credits and other benefits as are provided an owner of property, including but not limited to (a) the maximum cost recovery deductions for 5year property under Section 168 of the Tax Reform Act of 1986, as amended ("Code"); and (b) interest deductions in the full amount of any interest paid or accrued with respect to any loan made to Lessor to finance the purchase of the Equipment (hereinafter collectively referred to as "Tax Benefits").

If, with respect to any Item of Equipment, Lessor shall not have or shall lose the right to claim all or any portion of the Tax Benefits or if all or any portion of the Tax Benefits shall be disallowed or recaptured (hereinafter referred to as a "Tax Benefit Loss"), then subject to the exceptions set forth below, Lessee shall, within thirty (30) days after written notice from Lessor that a Tax Benefit Loss has occurred, pay to Lessor at Lessor's option, either a lumpsum payment or an increase to the remaining Rental Payments due under this Lease in an amount which, after taking into account the effects of interest, penalties and additional taxes payable by Lessor as a result of the Tax Benefit Loss and the receipt of payment hereunder, will cause Lessor's net effective after tax return over the lease term to equal the net effective after tax return which would have been available if Lessor had not been entitled to the utilization of all the Tax Benefits.

For purposes hereof a Tax Benefit Loss shall occur upon the earliest of (i) the happening of an event which causes such Tax Benefit Loss, (ii) the payment by Lessor to the Internal Revenue

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Service or the  applicable  state revenue  office of the tax increase  resulting from such Tax Benefit Loss, or (iii) the adjustment of the tax return of Lessor to reflect such Tax Benefit Loss. Notwithstanding the foregoing, Lessor shall not be entitled to a payment hereunder on account of any Tax Benefit Loss directly attributable to any of the following: (i) any act on the part of Lessor which causes a Tax Benefit Loss; (ii) the failure of Lessor to have sufficient taxable income or tax liability to utilize such Tax Benefits; or (iii) the happening of any other event with respect to Lessor (such as a disqualifying change in Lessor's business or characterization of Lessor as a personal holding company) which causes a Tax Benefit Loss.

This Paragraph is expressly made for the benefit of, and shall be enforceable by Lessor, any person, firm, corporation or other entity to which Lessor transfers title to all or a portion of the Equipment and their successors and assigns ("Owner"). For purposes hereof, the term "Owner" shall include an affiliated group (within the meaning of the Code) of which Lessor is a member for any year in which a consolidated income tax return is filed for such affiliated group. Lessee agrees to indemnify, defend and hold any such Owner harmless from any Tax Benefit Loss on the same terms and to the same extent as it would have indemnified and held Lessor harmless as if said Owner were the Lessor hereunder. All of Lessor's rights and privileges arising from the indemnities contained herein shall survive the expiration or other termination of this Lease and continue for a period of two years thereafter after which all such rights and privileges shall terminate.

11. OTHER COVENANTS AND WARRANTIES OF LESSEE. Lessee agrees that its obligations under each Lease are absolute and unconditional, and shall continue in full force and effect regardless of any disability of Lessee to use the Equipment or any part thereof because of any reason including, but not limited to, war, act of God, government regulations, strike, loss, damage, destruction, obsolescence, failure of or delay in delivery, failure of the Equipment to operate properly, or any other cause, and that its obligations shall not abate due to any ground of insecurity, lack of assurance of due performance, claim or setoff against Lessor, except for breach of Lessor's warranty as to its title to the Items of Equipment. Lessee agrees that the application, statements and financial reports submitted by it to Lessor are material inducements to the execution by Lessor of each Lease, and Lessee warrants that such applications, statements, and reports are, and all information hereafter furnished by Lessee to Lessor will be, true and correct in all material respects as of the date submitted. Lessee agrees to procure for Lessor such estoppel certificates, landlord's and mortgagee's waivers or other similar documents as Lessor may reasonably request. Lessee agrees to furnish promptly to Lessor the annual financial statement of Lessee, certified by independent certified public accountants, and such interim financial statements of Lessee as lessor may require. Lessee warrants that each Lease has been duly authorized, executed and delivered; that each Lease constitutes the legal, valid and binding obligations of Lessee enforceable in accordance with its terms; and that no provision of any Lease is inconsistent with Lessee's charter, bylaws, or will breach any loan or credit agreement or other instrument to which Lessee is a party or by which Lessee or its property may be bound or affected. Lessee represents that it is not a merchant dealing in goods of the kind subject to the Lease.

12. PERFORMANCE BY LESSOR OF LESSEE'S OBLIGATIONS. In case of the failure of Lessee to comply with any provision of the Lease, Lessor shall have the right, but shall not be obligated, to effect such compliance on behalf of Lessee; in such event all moneys spent

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by and expenses of Lessor in  effecting  such  compliance  shall be deemed to be additional rental and shall be paid by Lessee to Lessor at the time of payment for the next Rental Payment hereunder, together with interest thereon at the rate of 18% per annum or the maximum rate permitted by law, whichever is less.

13. RISK OF LOSS. Lessee hereby assumes the entire risk of loss, damage or destruction of the Equipment from any and every cause whatsoever commencing with delivery of such Equipment to Lessee, an agent of Lessee, or to a carrier consigned for shipment to Lessee or an agent of Lessee, whichever is earlier. In event of loss, damage or destruction of any Item of Equipment, Lessee at its expense (except to the extent of any proceeds of insurance provided by Lessee which shall have been received by Lessor as a result of such loss, damage or destruction) and at Lessor's option, shall either (a) repair such item, if repairable, returning it to its previous condition, or (b) pay Lessor fair market value of a like item in good condition and of equivalent value and utility, together with all thenaccrued but unpaid rent and all rent which would have accrued through the end of the Initial Term as may be allocated to such Item, discounted to present value at the Discount Rate specified in the Lease plus any amounts due under Section 10, or (c) replace such item with a like item acceptable to Lessor and in good condition and of equivalent value and utility, which shall become the property of Lessor and included with the term "Equipment" as used herein. Any proceeds remaining after such application shall be the property of Lessor. Upon payment or replacement provided for in clauses (b) or
(c) hereof, the Lease shall terminate with respect to the Items of equipment so paid for or replaced and Lessee shall take title to same on an asis, whereis basis.

14. DEFAULT, REMEDIES. Lessee shall be deemed to be in default hereunder ("Default") if (a) Lessee refuses, without justification, to accept delivery of the Equipment as provided in Section 4 hereof and execute and deliver an Acceptance Letter therefor; or (b) Lessee shall fail to make any payment hereunder within five (5) days after the same shall have become due; or (c) Lessee shall fail to comply with the provisions of Section 8 hereof; or (d) Lessee shall fail to perform or observe any other covenant or agreement made by it hereunder and such failure shall continue unremedied for a period of thirty
(30) days after written notice thereof to Lessee by Lessor; or (e) Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or windingup of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or (f) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Lessee, a receiver, trustee, or liquidator of Lessee or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered or judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or (g) a petition against Lessee in proceedings under the federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or

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dismissed within sixty (60) days thereafter,  or if, under the provisions or any law providing for reorganization or windingup of corporations, which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or (h) the occurrence of any event described in subparts (e), (f) or (g) hereof with respect to any guarantor or any other party liable for payment or performance of the Lease; or
(i) any certificate, statement, representation, warranty or audit heretofore or hereafter furnished with respect hereto by or on behalf of Lessee or any guarantor or other party liable for payment or performance of the Lease shall prove to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or shall have omitted any substantial contingent or unliquidated liability or claim against Lessee or any such guarantor or other party; or (j) Lessee shall be in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement covering real or personal property, and the applicable grace period with respect thereto shall have expired and the obligation shall not be contested in good faith by appropriate legal proceedings.

In the event of Default hereunder, Lessor may, at its option, without notice of its election and without demand, declare this Lease to be in Default, and at any time thereafter may do any one or more of the following all of which are hereby authorized by Lessee: (1) declare all thenaccrued but unpaid rental under this Lease, together with all other sums then due hereunder and all Rental Payments which would have accrued through the end of the lease term discounted to present value at the Discount Rate specified in the Lease, immediately due and payable (the parties also deem that such amount best reflects the reasonably anticipated harm to the Lessor caused by a Default, as well as the damages Lessor would sustain in the event of Lessee's bankruptcy or insolvency if the Lease were not assumed); (2) sue for and recover all amounts declared due and payable under (1) above; (3) take possession of or render unusable any or all of the Equipment wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (any such taking of possession shall constitute an automatic termination of this Lease as it applies to those Items of Equipment taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder); (4) require Lessee to assemble any or all of the Equipment at the location to which the Equipment was delivered or the location to which such Equipment may have been moved by Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; or to return promptly, at Lessee's expense, any or all of the Equipment to Lessor at the location, in the condition or otherwise in accordance with all of the terms of Section 7 hereof; (5) dispose of any or all of the Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale and with or without notice to Lessee, and apply the net proceeds to such sale after deducting all costs of such sale (including but not limited to costs of transportation, possession, storage, refurbishing to be in the condition described in Section 7, advertising and brokers' fees and attorneys' fees) to the obligations of lessee hereunder (including all amounts declared due and payable under (1) above) with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; (6) retain any repossessed Equipment and credit the present value (at the Discount Rate) of the fair market rental value of the Equipment, for the remaining Initial Term, to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with Lessor having no

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
obligation to reimburse Lessee on account of any excess of such reasonable value over such obligations; (7) terminate this Lease as to any or all of the Equipment; or (8) exercise any other right or remedy available to Lessor at law or in equity. Unless otherwise provided above, a termination hereunder shall occur only upon written notice by Lessor to Lessee and only with respect to such Items of Equipment as Lessor specifically elects to terminate in such notice. Notwithstanding any such termination, this Lease shall remain in full force and effect and Lessee shall remain liable for the full performance of all its obligations hereunder.

In addition, Lessee shall be liable for any and all attorneys' fees and other costs and expenses incurred by reason of any Default or the exercise of Lessor's remedies with respect thereto, including all costs and expense incurred in connection with the return of any Equipment in accordance with the terms of
Section 7 hereof or in placing such Equipment in the condition required by said Section. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity (provided, that no remedy granted solely by reason of uniform Commercial Code Article 2A, as in effect in any applicable jurisdiction, shall be available to Lessor or Lessee) and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or recurrence of any such Default.

15. ASSIGNMENT. LESSEE SHALL NOT ASSIGN THIS LEASE OR TRANSFER ITS RIGHTS OR OBLIGATIONS OR ANY INTEREST THEREIN OR SUBLEASE ALL OR ANY PART OF THE LEASED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Any or all of lessor's right, title and interest in and to the Lease and the Equipment may be transferred, sold or assigned by Lessor without notice and Lessor's assignee shall have the rights, powers, privileges and remedies of Lessor hereunder. Each Equipment Schedule is separately assignable. Any such assignee shall not be obligated to perform any of the obligations of Lessor hereunder and Lessee shall not be entitled to terminate or amend the Lease without the prior written consent of such assignee. If Lessor assigns the Lease to a bank, leasing company or other financial institution, including any entity acting as trustee or agent for any of the foregoing (collectively, herein called the "Bank"), Lessee, to induce said Bank at its option to purchase the Lease or to extend credit on the security of the rights so assigned, agrees unconditionally, upon receipt of notice of assignment, to pay to said Bank, at the address it specifies, the rentals specified in the lease, or an amount equal to such rentals, together with all other sums due thereunder, at the times specified therein, notwithstanding any of the terms of the Lease or any other fact or event which might relieve Lessee from the payment of such rentals or their sums to Lessor, or the termination of the Lease for any reason, or any other event whatsoever, including, without limitation, the bankruptcy and insolvency of Lessor or any disaffirmance of the Lease by any trustee or receiver, and notwithstanding any defense, setoff or counterclaim whatsoever, whether by reason of breach of the Lessee or otherwise, which Lessee may or might now or hereafter have as against Lessor or any other party whatsoever (Lessee reserving its right to have recourse directly against Lessor on account of any such defense, setoff or counterclaim) and Lessee shall execute such documents as the Bank may reasonably request in order to reaffirm the foregoing and other facts pertaining to the Lease. Lessee further agrees to hold the Equipment and the possession thereof for and on

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
behalf of said Bank to the extent of said Bank's rights under any assignment, subject to and without impairment of Lessee's rights hereunder. Any Bank shall be sole loss payee of any property insurance. In the event Lessor finances the Equipment through a Bank and executes an assignment of the Lease and/or rentals under the Lease to the Bank as security therefore, such assignment shall not affect Lessor's standing to sue to enforce the terms of the Lease and a reassignment from the Bank is not a condition precedent to Lessor's bringing suit. Lessee recognizes Lessor's property interest in the Equipment whether or not an Assignment is worded "revocable" or "irrevocable" when made to secure performance of any indebtedness incurred executed by Lessor for the purpose of financing the Equipment. Lessee acknowledges that any assignment of Lessor's interest does not materially change the Lessee's duty nor materially increase the burden or risk imposed on the Lessee under the Lease.

16. REDELIVERY. At the expiration of the Lease, Lessee shall, at its expense, deliver the Equipment to Lessor at such location as directed by Lessor (provided that the expense of delivery to such location does not exceed the expense which would be incurred if redelivery were to be made to Phoenix, Arizona).

17. AMENDMENTS. The Lease contains the entire agreement between the parties with respect to the Equipment, and may not be altered or modified except in writing signed by both parties.

18. TIME. Time is of the essence hereof.

19. QUIET POSSESSION. Lessor hereby represents and warrants to Lessee that, conditioned upon Lessee performing all of the covenants and conditions hereof, as to claims of Lessor, or persons claiming under Lessor, or the Seller of the Equipment, Lessee (in lieu of any statutory rights or remedies otherwise available to Lessee) shall peaceably and quietly hold, possess and use the Equipment during the term of the Lease subject to the terms and provisions hereof.

20. MISCELLANEOUS. All matters regarding the construction, validity, performance and enforcement of the Lease will be governed by the laws of the State of Arizona. The Lease is binding at the time Lessor executes its countersignature which evidences Lessor's acceptance in the State of Arizona. The Lease is to be performed in Arizona and all lease payments are to be made to Lessor in Arizona unless Lessor instructions Lessee to make payments to Lessor or Lessor's assignee at some other place. Lessee waives, insofar as permitted by law, trial by jury in any action between the parties. Lessor and Lessee intend this Lease to be a valid and subsisting legal instrument and no provision of this Lease which may be deemed unenforceable shall in any way invalidate any other provision or provisions of this Lease, all of which shall remain in full force and effect. The Lease shall be binding upon the parties, their successors, legal representatives and assigns. The obligations of lessee, which accrue during the term of the Lease, shall survive the termination of the Lease.

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

THIS MASTER LEASE AGREEMENT OR ANY EQUIPMENT SCHEDULE THERETO MAY NOT BE AMENDED, MODIFIED OR RESCINDED EXCEPT IN WRITING ND SIGNED BY BOTH PARTIES.

                                                  LESSEE'S INITIALS   /S/




ACCEPTED BY;                                 ACCEPTED BY:

CRA, INC.                                    INTERNATIONAL LEISURE ENTERPRISES

Signature /s/ Peter C. Colling               Signature /s/ Frank S. Flournoy

Name Peter C. Colling                        Name  Frank S. Flournoy

Title Vice President                         Title Executive Vice President




                  THIS IS PAGE 11 OF 17 PAGES OF THIS AGREEMENT

                                  ADDENDUM 1 TO
                             MASTER LEASE AGREEMENT
                                  NUMBER R2529

Lessor and Lessee hereby agree to amend and modify the terms and conditions of the above referenced Lease as set forth below:

+ Section 14, line 4. Delete the words "the same shall have become due" and replace with the words "receipt of written notice of such nonpayment from Lessor".

+ Section 14, line 30. Delete the remainder of the sentence after the word "party".

+ Section 14, paragraph 3. Add the following sentence at the end of the paragraph. "Notwithstanding anything to the contrary above, in any action between the Lessor and Lessee, the unsuccessful party shall pay its attorneys' fees and the prevailing party's attorneys' fees.

All other terms and conditions of the abovereferenced Lease shall remain in full force and effect and shall not be affected by this Addendum.



ACCEPTED BY;                                 ACCEPTED BY:

CRA, INC.                                    INTERNATIONAL LEISURE ENTERPRISES

Signature /s/ Peter C. Colling               Signature /s/ Frank S. Flournoy
         --------------------------                   --------------------------
Name Peter C. Colling                        Name  Frank S. Flournoy
    -------------------------------              -------------------------------
Title Vice President                         Title Executive Vice President
      -----------------------------               ------------------------------

                                    EXHIBIT A

Counterpart 2 of 2 counterparts. A security interest of a Bank in this Equipment Schedule can only be perfected by possession by such Bank of Counterpart #1.

                              EQUIPMENT SCHEDULE M
                     TO MASTER LEASE AGREEMENT NUMBER R2529

This Equipment Schedule incorporates the terms and conditions of the above Master Lease Agreement to the extent those terms and conditions are neither amended by or otherwise inconsistent with the terms and conditions of this Equipment Schedule. Any term not otherwise defined herein has the meaning given it in the Master Lease Agreement. If there is any inconsistency between such Master Lease Agreement and this Equipment Schedule, the terms of the Equipment Schedule shall prevail.

EQUIPMENT SUBJECT TO THIS EQUIPMENT SCHEDULE

QTY.                                     MODEL #                     DESCRIPTION


SEE ATTACHED EXHIBIT A

INITIAL TERM:        48 months

INITIAL RENTAL DATE: December 1, 1995

RENTAL PAYMENT:      $2,358.00 per month.

EQUIPMENT LOCATION:  ILX Incorporated
                     c/o Red Rock Collections
                     3840 N. 16th Street
                     Phoenix, Arizona 85016

DISCOUNT RATE:       4% % per annum, compounded monthly.


ACCEPTED BY;                                 ACCEPTED BY:

CRA, INC.                                    ILX INCORPORATED

By     ILLEGIBLE                             By     /s/ Nancy J. Stone
   -------------------------------              --------------------------------
Title  Vice President                        Title  Executive Vice President
      ----------------------------                 -----------------------------
Date   12/21/95                              Date   12/21/95
     -----------------------------                ------------------------------

                                    EXHIBIT B

                                ACCEPTANCE LETTER

This acceptance letter covers the equipment described below and referenced in Equipment Schedule _______________to Master Lease Agreement Number ___________.

                    Model                                            Serial
Quantity            Number              Description                  Number
--------------------------------------------------------------------------------

xxx                 xxxx                xxxxxxxxxx                   xxxxx


INSTALLED AT:___________________________________________________________________

We hereby acknowledge that on ___________________ the Equipment described in the Equipment Schedule referred to above has been properly installed, is operating satisfactorily and has been accepted by _________________________ under a standard maintenance contract.

We will make all payments to Lessor its order. We agree that any rights we have against the supplier or manufacturer of subject Equipment will not be asserted as a counterclaim or defense against our Lease obligations.

Lessor is neither the manufacturer, distributor nor seller of the Equipment and has no control, knowledge or familiarity with the conditioning, capacity, functioning or other characteristics of the Equipment.

By signature below we authorize Lessor to make payment to the supplier of the Equipment described in the referenced Equipment Schedule.

We  agree  that  said  Equipment  has  been  unconditionally   accepted  by  the
undersigned.

We acknowledge that the provisions of the referenced Master Lease Agreement and Equipment Schedule and of this Acceptance Letter are in full force and effect.


                                         LESSEE:
                                                --------------------------------
                                         BY:
                                                --------------------------------
                                         TITLE:
                                                --------------------------------
                                         DATE:
                                                --------------------------------